UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2023 (June 15, 2023)

LatAmGrowth SPAC

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41246	98-1605340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pedregal 24 8th Floor Molino del Rey Mexico City, Mexico		11000
(Address of principal executive offices)		(Zip Code)

+52 55 9178 9015

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	LATGU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	LATG	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	LATGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 15, 2023, LatAmGrowth SPAC, a Cayman corporation (the “Company”) received a notification letter from the NASDAQ Listing Qualifications (“NASDAQ”) stating the Company was not in compliance with NASDAQ Listing Rule 5452(b)(C), due to its failure to maintain a minimum of $1,000,000 in aggregate market value of its outstanding warrants for continued listing. The NASDAQ notification letter provides the Company 45 calendar days from the date of the notification, or until July 31, 2023, to submit a plan to NASDAQ to regain compliance with the NASDAQ’s continued listing requirements. If the plan is accepted, NASDAQ can grant an exception of up to 180 calendar days for the Company to regain compliance. While the Company is exercising diligent efforts to maintain the listing of its warrants on NASDAQ, there can be no assurance that the Company will be able to regain or maintain compliance with NASDAQ's aggregate market value of outstanding warrants requirement. If NASDAQ does not accept the Company’s compliance plan, the Company will have the opportunity to appeal that decision to a Hearing Panel under Listing Rule 5815(a). The NASDAQ notification letter has no immediate effect on the listing of the Company’s common stock on the NASDAQ Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LatAmGrowth SPAC

Date: June 21, 2023	By:	/s/ Gerard Cremoux
	Name:	Gerard Cremoux
	Title:	Chief Executive Officer, Chief Financial Officer and Director